UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2018

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact name of registrant as specified in its charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 West 57th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 765-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 12, 2018, International Flavors & Fragrances Inc. (the “Company”) entered into an underwriting agreement (the “Common Stock Underwriting Agreement”), dated September 12, 2018, among the Company and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives (the “Common Stock Representatives”) of the several underwriters named in Schedule I thereto (the “Common Stock Underwriters”), pursuant to which the Company agreed to sell 11,516,315 shares of its common stock, par value $0.125 per share (“Common Stock”) at a public offering price of $130.25 per share (the “Common Stock Offering”). In connection with the Common Stock Offering, the Company granted the Common Stock Underwriters a 30-day option to purchase up to an additional 1,151,632 shares of its Common Stock (the “Common Stock Option”). In addition, on September 12, 2018, the Company entered into an underwriting agreement (the “Units Underwriting Agreement” and, together with the Common Stock Underwriting Agreement, the “Underwriting Agreements”), dated September 12, 2018, among the Company and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives (the “Units Representatives”) of the several underwriters named in Schedule I thereto (the “Units Underwriters” and, together with the Common Stock Underwriters, the “Underwriters”), pursuant to which the Company agreed to sell 15,000,000 6.00% tangible equity units (the “Units”) at a public offering price of $50.00 per Unit (the “Units Offering”). In connection with the Units Offering, the Company granted the Units Underwriters a 30-day option to purchase up to an additional 1,500,000 Units, solely to cover over-allotments, if any (the “Units Option”). The Underwriting Agreements include customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreements, the Company has agreed to indemnify the Underwriters against certain liabilities.

On September 13, 2018, the Common Stock Representatives notified the Company, on behalf of the Common Stock Underwriters, that the Common Stock Underwriters had elected to exercise their Common Stock Option in full. As a result, the Company issued and sold a total of 12,667,947 shares of its Common Stock, including 1,151,632 shares for which the Common Stock Option had been exercised in full. In addition, on September 13, 2018, the Units Representatives notified the Company, on behalf of the Units Underwriters, that the Units Underwriters had elected to exercise their Units Option in full. As a result, the Company issued and sold a total of 16,500,000 Units, including 1,500,000 Units for which the Units Option had been exercised in full. The Common Stock Offering and the Units Offering closed on September 17, 2018.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company in the ordinary course of their respective businesses, for which they received or will receive customary fees and expenses. Morgan Stanley & Co. LLC has acted as the Company’s financial adviser in connection with the Merger (as defined below). Morgan Stanley & Co. LLC is administrative agent and certain affiliates of Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are lenders under the Company’s term loan credit agreement. Citibank, N.A. is administrative agent and certain affiliates of Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are lenders under the Company’s revolving credit agreement. Morgan Stanley Senior Funding, Inc. is lender under the Company’s bridge loan facility.

The sale of Common Stock and Units was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-209889), including prospectus supplements each dated September 12, 2018 to the prospectus contained therein dated August 6, 2018, filed by the Company with the Securities and Exchange Commission, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

Units

The Company issued the Units and Purchase Contracts (as defined below) under a purchase contract agreement (the “Purchase Contract Agreement”), dated as of September 17, 2018, between the Company and U.S. Bank National Association, as purchase contract agent, as attorney-in-fact for holders of Purchase Contracts (as defined below) and as trustee under the indenture referred to below. The Company issued the Amortizing Notes (as defined below) under an indenture dated as of March 2, 2016 (the “Base Indenture”), as supplemented by a supplemental indenture dated as of September 17, 2018 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each between the Company and U.S. Bank National Association, as trustee.

Each Unit offered is comprised of (i) a prepaid stock purchase contract issued by the Company (each, a “Purchase Contract”) pursuant to which the Company will deliver to the holder, not later than September 15, 2021 (subject to postponement in certain limited circumstances, the “mandatory settlement date”), unless earlier redeemed or settled, a number of shares of Common Stock per Purchase Contract equal to the settlement rate described below, and (ii) a senior amortizing note issued by the Company (each, an “Amortizing Note”) with an initial principal amount of $8.45436 that pays equal quarterly installments of $0.75000 per Amortizing Note (except for the December 15, 2018 installment payment, which will be $0.73333 per Amortizing Note), which cash payment in the aggregate will be equivalent to 6.00% per year with respect to the $50 stated amount per Unit.

Purchase Contracts

Unless previously redeemed or settled at the holder’s or the Company’s option, for each Purchase Contract the Company will deliver to holders on September 15, 2021 (subject to postponement in certain limited circumstances described below, the “mandatory settlement date”) a number of shares of Common Stock. The number of shares of Common Stock issuable upon settlement of each Purchase Contract (the “settlement rate”) will be determined as follows:

•

if the Applicable Market Value (as defined below) of the Common Stock is greater than the threshold appreciation price of approximately $159.54, then the holder will receive 0.3134 shares of Common Stock for each Purchase Contract (the “minimum settlement rate”);

•

if the Applicable Market Value of the Common Stock is greater than or equal to the reference price of approximately $130.25, but less than or equal to the threshold appreciation price, then the holder will receive a number of shares of Common Stock for each Purchase Contract having a value, based on the Applicable Market Value, equal to $50; and

•

if the Applicable Market Value of the Common Stock is less than the reference price, then the holder will receive 0.3839 shares of Common Stock for each Purchase Contract (the “maximum settlement rate”).

The “Applicable Market Value” means the arithmetic average of the Daily VWAPs (as defined in the Purchase Contract Agreement) of the Company’s Common Stock on each of the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding September 15, 2021. The minimum settlement rate, the maximum settlement rate and the reference price are each subject to adjustment as set forth in the Purchase Contract Agreement.

At any time prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding September 15, 2021, a holder of Purchase Contracts may settle any or all of its Purchase Contracts early, in which case the Company will deliver a number of shares of Common Stock per Purchase Contract equal to the minimum settlement rate, which is subject to adjustment as set forth in the Purchase Contract Agreement. In addition, at any time prior to the second scheduled trading day immediately preceding September 15, 2021, if a “Fundamental Change” (as defined in the Purchase Contract Agreement) occurs, holders may settle any or all of their Purchase Contracts early. If a holder elects to settle its Purchase Contracts early in connection with such Fundamental Change, it will receive a number of shares of Common Stock based on the “Fundamental Change Early Settlement Rate” as defined in, and in accordance with, the Purchase Contract Agreement. In either case, upon early settlement at a holder’s election of a Purchase Contract that is a component of a Unit, the corresponding Amortizing Note will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related Purchase Contract early.

On or after June 18, 2019, the Company may elect to settle all, but not less than all, outstanding Purchase Contracts early at the “Early Mandatory Settlement Rate” upon a date fixed by the Company upon not less than five business days’ notice. The “Early Mandatory Settlement Rate” will be the maximum settlement rate as of the relevant notice date, unless the closing price of the Common Stock for 20 or more trading days in a period of 30 consecutive trading days ending on the trading day immediately preceding a specified notice date exceeds 130% of the threshold appreciation price in effect on each such trading day, in which case the “Early Mandatory Settlement Rate” will be the minimum settlement rate as of such notice date. If the Company elects to settle all the Purchase Contracts early, holders will have the right to require the Company to repurchase their Amortizing Notes on the terms set forth in the Supplemental Indenture.

If the closing of the previously announced acquisition by the Company of Frutarom Industries Ltd. (the “Merger”) has not occurred on or prior to February 7, 2019, or if, prior to such date, the agreement and plan of merger for the Merger is terminated, the Company may elect to redeem all, but not less than all, of the outstanding Purchase Contracts for the applicable redemption amount, as set forth in the Purchase Contract Agreement. In that case, holders will have the right to require the Company to repurchase their Amortizing Notes on the terms set forth in the Supplemental Indenture.

Amortizing Notes

Each Amortizing Note will have an initial principal amount of $8.45436, will bear interest at a rate of 3.79% per annum and will have a final installment payment date of September 15, 2021. On each March 15, June 15, September 15 and December 15, commencing on December 15, 2018, the company will pay equal quarterly cash installments of $0.75000 per Amortizing Note (except for the December 15, 2018 installment payment, which will be $0.73333 per Amortizing Note), which will constitute a payment of interest and a partial repayment of principal, and which cash payment in the aggregate per year will be equivalent to 6.00% per year with respect to the $50 stated amount per Unit. The Amortizing Notes will be the direct, unsecured and unsubordinated obligations of the Company and will rank equally with all of the existing and future other unsecured and unsubordinated indebtedness of the Company.

If the Company elects to settle the Purchase Contracts early or in the event of a merger termination redemption as described above, holders of Amortizing Notes will have the right to require the Company to repurchase their Amortizing Notes for cash at the repurchase price set forth in the Supplemental Indenture.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Amortizing Notes then outstanding may declare the unpaid principal of the Amortizing Notes and any accrued and unpaid interest thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company, the principal amount of the Amortizing Notes together with any accrued and unpaid interest thereon will automatically become and be immediately due and payable.

General

Each Unit may be separated into its constituent Purchase Contract and Amortizing Note after the initial issuance date of the Units, and the separate components may be combined to create a Unit, in each case in accordance with the terms of the Purchase Contract Agreement.

The Company has applied to list the Units on the New York Stock Exchange under the symbol “IFFT,” subject to satisfaction of its minimum listing standards with respect to the Units. If approved for listing, the Company expects trading on the New York Stock Exchange to begin within 30 calendar days. However, the Company will not initially apply to list the separate Purchase Contracts or the separate Amortizing Notes on any securities exchange or automated inter-dealer quotation system.

The Company intends to use the net proceeds from these offerings, together with additional debt financing and cash on hand, to finance the Merger and to pay related fees and expenses. If for any reason the Merger is not consummated, then the Company intends to use the net proceeds from these offerings, after payment of any cash redemption amount and/or repurchase price relating to the Units, for general corporate purposes.

The foregoing descriptions of the Units, the Purchase Contracts and the Amortizing Notes are summaries and are not meant to be complete descriptions of the Units, the Purchase Contracts and the Amortizing Notes. Each summary is qualified in its entirety by the Purchase Contract Agreement (including the forms of Unit and Purchase Contract), the Base Indenture and the Supplemental Indenture (including the form of Amortizing Note), as applicable, which are filed as Exhibits 4.1, 4.4 and 4.5, respectively, to this Current Report and are incorporated herein by reference as though each were fully set forth herein.

Cleary Gottlieb Steen & Hamilton LLP, counsel to the Company, has issued an opinion dated September 17, 2018 regarding (i) the validity of the shares of Common Stock and (ii) the validity of Units, Purchase Contracts and Amortizing Notes. A copy of the opinion is filed as Exhibit 5.1 to this Current Report.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on the Company’s management’s current expectations. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, without limitation, prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect the Company and its results is included in the Company’s filings with the SEC.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 8.01	Other Events.

On September 17, 2018, and in connection with the Merger, the Company repaid in full its outstanding $100,000,000 in aggregate principal amount of 6.35% Series B Senior Notes due 2019, $50,000,000 in aggregate principal amount of 6.50% Series C Senior Notes due 2022 and $100,000,000 in aggregate principal amount of 6.79% Series D Senior Notes due 2027 issued under a Note Purchase Agreement dated September 27, 2007 (the “Note Purchase Agreement”), plus accrued and unpaid interest thereon and a make-whole premium of approximately $34.9 million determined in accordance with the provisions of the Note Purchase Agreement.

In connection with the Common Stock Offering and the Units Offering, as described in response to Item 1.01 of this Current Report on Form 8-K, the following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference herein and into the Registration Statement:

(i)	the Common Stock Underwriting Agreement;

(ii)	the Units Underwriting Agreement;

(iii)	the Purchase Contract Agreement;

(iv)	the form of Unit;

(v)	the form of Purchase Contract;

(vi)	the Base Indenture;

(vii)	the Supplemental Indenture;

(viii)	the form of Amortizing Note; and

(ix)	the opinion of Cleary Gottlieb Steen & Hamilton LLP and related consent.

Item 9.01	Financial Statements and Exhibits.

1.1	Common Stock Underwriting Agreement, dated September 12, 2018, among International Flavors & Fragrances Inc. and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto.

1.2	Units Underwriting Agreement, dated September 12, 2018, among International Flavors & Fragrances Inc. and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto.

4.1	Purchase Contract Agreement, dated September 17, 2018, between International Flavors & Fragrances Inc. and U.S. Bank National Association, as purchase contract agent, as attorney-in-fact for holders of the purchase contracts refereed to therein and as trustee under the indenture referred to therein.

4.2	Form of Unit (included in Exhibit 4.1).

4.3	Form of Purchase Contract (included in Exhibit 4.1).

4.4	Indenture, dated as of March 2, 2016, between International Flavors & Fragrances Inc. and U.S. Bank National Association, as trustee, incorporated herein by reference to Exhibit 4.1 to the Company’s registration statement on Form S-3 (File No. 333-209889), filed on March 2, 2016.

4.5	Third Supplemental Indenture, dated as of September 17, 2018, between International Flavors & Fragrances Inc. and U.S. Bank National Association, as trustee.

4.6	Form of Amortizing Note (included in Exhibit 4.5).

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Date: September 17, 2018	By:	/s/ Robert G. Anderson
Name: Robert G. Anderson
Title: Senior Vice President and Controller